AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC.

DATED

February 10, 2014

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (hereinafter referred to as the “Agreement”) dated February 10, 2014 by and among ePunk, Inc., a corporation incorporated under the laws of the State of Nevada (hereinafter referred to as “ePunk”, or the “Corporation”)., a corporation incorporated under the laws of the State of Nevada hereinafter referred to as “Blink Technologies” and collectively with ePunk, the “Parties”), who are all executing this Agreement.

WHEREAS:

A.

ePunk is a going concern listed on the OTC Bulletin Board; and

B.

The respective boards of directors of ePunk and Blink Technologies each deem it advisable and in the best interests of their respective shareholders to combine their respective businesses by ePunk acquiring from the all of the shareholders (the “Blink Technologies Shareholders”) all of the shares in the capital stock of Blink Technologies pursuant to the terms of this Agreement in exchange for TWENTY FOUR MILLION (24,000,000) shares of ePunk common stock.

C.

The Parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Merger to qualify as a reorganization under the provisions of Sections 368 of the Code, so that such exchange will constitute a tax-free share exchange under the Code.

NOW, THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. DEFINITIONS

1.1

Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under direct or indirect common control with such other Person.

“Agreement” means this Agreement and Plan of Merger and Reorganization.

“Applicable Law” means, with respect to any Person, any United States (whether federal, territorial, state or local), Canadian (whether federal, territorial, provincial, municipal or local) or foreign statute, law, ordinance, rule, administrative interpretation, regulation, order, write, injunction, directive, judgment, decree or other requirement, all as in effect as of the Closing, of any Governmental Authority (including any Environmental Laws) applicable to such Person or any of its Affiliates or any of their respective properties, assets, officers, directors, employees, consultants or agents (in connection with such officer’s, director’s, employee’s, consultant’s or agent’s activities on behalf of such Person or any of its Affiliates).

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

 “GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” means any United States (whether federal, territorial, state, municipal or local), Canadian (whether federal, territorial, provincial, municipal or local ) or foreign government, governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory administrative or other agency, or any political or other subdivision or branch of any of the foregoing.

“GST” means all goods and services taxes, sales taxes levied by the federal government of the United States or Canada, value added taxes or multi-stage taxes and all provincial sales taxes integrated with such federal taxes, assessed, rated or charged upon the Corporation.

“Interim Period” means the period from and including the date of this Agreement to an including the Closing Date.

“Knowledge” shall mean, with respect to any particular matter the actual or reasonable knowledge of Chief Executive Officer, Chief Financial Officer, and the Chairman of the board of directors of the regarding such matter.

 “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” means, with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due to become due, vested or unvested, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of such Person.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

“Lien” means, with respect to any asset, any mortgage, assignment, trust or deemed trust (whether contractual, statutory or otherwise arising), title or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance of charge of any kind in respect of such assets.

“Material Adverse Effect” means a change in, or effect on, the operations, affairs, prospects, financial condition, results of operation, assets, Liabilities, reserves or any other aspect of a party to this Agreement or to its business that results in a material adverse effect on, or a material adverse change in, any such aspect of the party or to its business.

“Person” includes any individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

“Proceeding” means any and all administrative, regulatory or judicial actions or causes of action, suits, petitions, proceedings (including arbitration proceedings), investigations, hearings, demands, demand letters, claims or notice of noncompliance or violation delivered by any Governmental Authority or other Person.

 “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Tax” means all taxes imposed of any nature including any United States (whether federal, territorial, state or local), Canadian (whether federal, territorial, provincial or local) or foreign income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax or employer health tax), capital tax, real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, any withholding or back up withholding tax, value added tax, GST, severance tax, prohibited tax, premiums tax, occupation tax, customs and import duties, together with any interest or any penalty, addition to tax or additional amounts imposed by any Governmental Authority responsible for the imposition of any such tax or in respect of or pursuant to any United States (whether federal, territorial, state or local), Canadian (whether federal, territorial, provincial or local ) or other Applicable Law.

“Tax Return” means all returns, reports, forms or other information required to be filed with respect to any Tax.

“33 Act” means the United States Securities Act of 1933 and all amendments thereto.

“34 Act” means the United States Securities Exchange Act of 1934 and all amendments thereto.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

ARTICLE II
SHARE EXCHANGE

2.1.

Share Exchange. On the terms and subject to the conditions set forth herein, at the Closing, ePunk shall issue and deliver to Blink Technologies Shareholders TWENTY FOUR MILLION (24,000,000) validly issued, fully-paid and non-assessable shares of ePunk Common Stock (the “ePunk Shares”) and the Blink Technologies Shareholders shall deliver to ePunk SEVENTY FIVE MILLION (75,000,000) shares of Blink Technologies common stock, par value $0.001 per share (the “Blink Technologies Shares”) constituting all of the issued and outstanding capital stock of Blink Technologies.

2.2.

Closing and Post-Closing Transactions. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place on February 10, 2014 or other such date as the parties hereto may mutually agree in writing (the “Closing Date”).

a.

At or prior to the Closing, ePunk shall deliver to Blink Technologies Shareholders the executed Transaction Documents and certificate(s) evidencing the ePunk Shares, which certificates shall bear a legend referring to the applicable transfer restrictions under the 33 Act.

b.

At the Closing Blink Technologies Shareholders shall:

(i)

Deliver to ePunk stock certificates that represent the Blink Technologies Shares, constituting all of the issued and outstanding capital stock of Blink Technologies along with stock powers that are undated and executed in blank.

(ii)

Retain right to all appointments of individuals to ePunk’s Board of Directors.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF EPUNK

As an inducement to Blink Technologies to enter into this Agreement and to consummate the transactions provided for herein, ePunk represents and warrants to Blink Technologies that except as set forth in the disclosure letter attached hereto as Schedule D (the “Disclosure Letter”) the representations and warranties of ePunk contained in this Article III are true and correct and complete as of the date of this Agreement and that Blink Technologies is relying upon the accuracy of each such representation and warranties in connection with the purchase of the ePunk Shares and the completion of the transactions set out herein. ‘

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

3.1.

Organization and Good Standing. ePunk is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full corporate power and authority to carry on its business as it is now being conducted, to own or hold under lease the properties and assets which it owns or holds under lease and perform all its obligations under the agreements and instruments to which it is a party or by which it is bound. The Corporation is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the ownership or leasing of properties owned by it or the nature of the activities conducted by it requires such qualification.

3.2.

Authority; No Conflict. This Agreement constitutes the legal, valid and binding obligation of ePunk, enforceable against ePunk in accordance with its terms. Upon the execution and delivery by ePunk of the Agreement the document will constitute a legal, valid and binding obligation of ePunk, enforceable against ePunk in accordance with their respective terms. ePunk has the absolute and unrestricted right, power, authority to execute and deliver this Agreement, and each other document contemplated hereunder or thereunder and to perform their obligations hereunder and thereunder. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly:

a.

Contravene, conflict with or result (with or without notice or lapse in time) in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of ePunk or other organizational documents of ePunk or (ii) any resolution by the board of directors or the stockholders of ePunk;

b.

Contravene, conflict with or result (with or without notice or lapse of time) in a violation of (i) any Applicable Law to which ePunk, or any of the assets owned or used by ePunk, may be subject, except that, which could not have a Material Adverse Effect;

c.

Cause Blink Technologies or ePunk to become subject to, or to become liable for the payment of, any Tax;

d.

Cause any of the assets owned by ePunk to be reassessed or revalued by any taxing authority or other Governmental Authority;

e.

Contravene, conflict or result (with or without notice or lapse of time) in a violation of any of the terms or requirements of, or give any Governmental Authority the right (with or without notice or lapse of time) to revoke, withdraw, suspend, cancel, terminate or modify, any governmental authorization that is held by ePunk or that otherwise relates to the business of, or any of the assets owned or used by, ePunk, except that, which could not have a Material Adverse Effect;

f.

Contravene, conflict or result (with or without notice or lapse of time) in a violation or beach of any of the provisions of, or give any Person the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of or cancel, terminate or modify, any Contract to which ePunk has any rights, or by which ePunk or any of the assets owned or used by ePunk, may be bound, except that, which could not have a Material Adverse Effect; or

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

g.

Result (with or without notice or lapse of time) in the imposition or creation of any Lien upon or with respect to any of the assets owned or used by ePunk.

ePunk is not nor will be required to give any notice or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereby.

Blink Technologies acknowledges that it has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of ePunk concerning the financial and other affairs of ePunk, and to the extent deemed necessary in light of such personal knowledge of ePunk’s affairs, Blink Technologies has asked such questions and received answers to its full satisfaction.

3.3.

Capitalization. The authorized capital stock of ePunk consists of Two Hundred Million (200,000,000) shares of common stock, with full voting rights par value $0.0001 per share, of which Forty Six Million, Ninety Two Thousand , Four Hundred and Twenty One (46,092,421) shares are issued and outstanding. All of the outstanding equity securities of ePunk have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in Section 3.3 of the Disclosure Letter, there are no outstanding options, rights, conversion rights, agreements or commitments of any kind relating to the issuance, sale or transfer of any equity securities or other securities of ePunk. ePunk. All outstanding shares of common stock and all securities issued by ePunk have been issued and granted in compliance with: (i) all applicable securities laws and other applicable Legal Requirement applicable to ePunk; and (ii) all material requirements set forth in applicable contracts.

3.4.

Reports; Financial Statements.

(a)

ePunk has delivered (or made available on the SEC website) to the Company accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by ePunk with, and all ePunk Certifications (as defined below) filed or furnished by ePunk with or to, the SEC since its 10-K as filed with the Securities and Exchange Commission on February 14, 2013, including all amendments thereto (collectively, the “ePunk SEC Reports” and the balance sheet filed with the 10-K on February 14, 2013 will be referred to herein as the “Balance Sheet”).  EPUNK IS DELINQUENT IN ITS FILING OF QUARTERLY 10-Q PERIODS ENDED DECEMBER 31, 2013, MARCH 31, 2013, JUNE 30, 2013 AND THE FILING OF ITS ANNUAL 10-K FILING FOR THE PERIOD ENDED DEPTEMBER 2013. None of ePunk’s Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC, none of the ePunk SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by the filing or furnishing of the applicable amending or superseding ePunk SEC Reports.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

(b)

The financial statements (including any related notes) contained or incorporated by reference in the ePunk SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the 34 Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount), and (iii) fairly present in all material respects the consolidated financial position of ePunk as of the respective dates thereof and the consolidated results of operations and cash flows of ePunk for the periods covered thereby.

(c)

To the Knowledge of ePunk, ePunk’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to ePunk within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by ePunk’s auditors for ePunk or any of its Subsidiaries were approved as required by Section 202 of the Sarbanes-Oxley Act.

(d)

 As of the date hereof, there are no reports or statements on file with the SEC to which the SEC has provided comments and ePunk has not responded. As of the date hereof, there are no registration statements on file with the SEC for which a formal withdrawal should have been delivered to the SEC by the Company, but for which a formal withdrawal has not been so delivered. ePunk warrants that it is not currently subject or has not been subject to any investigation or enquiry by the SEC, and is up to date with its filings to the SEC and any other Governmental authority.

3.5.

Books and Records. The books of account, minute books, stock record books and other records of ePunk, all of which have been made available to Blink Technologies, are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the 34 Act (regardless of whether or not ePunk is subject to that Section), as of the dates covered under the ePunk SEC Reports. For the period after, through September 30, 2013, which is the Company’s most recent fiscal year, the Company has provided Blink Technologies with unaudited financial statements (“Interim Balance Sheet”).  To the Knowledge of ePunk, the minute books of ePunk containing records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors and committees of the Board of Directors of ePunk are accurate and complete in all material respects and no meeting of any such stockholders, Board of Directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in possession of ePunk with the original copies being available to Blink Technologies.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

3.6.

Title to Properties; Encumbrances. As reflected in the Balance Sheet and Interim Balance Sheet, ePunk does not own, nor lease or have any interest in any properties. ePunk hereby represents that it does not own or is not in possession of any real property.

3.7.

Accounts Receivable. As reflected in the Balance Sheet and Interim Balance Sheet, and as of the date of this Agreement, ePunk hereby represents that it does not have any accounts receivable.

3.8.

Inventory. As reflected in the Balance Sheet and Interim Balance Sheet, and as of the date of this Agreement, ePunk hereby represents that it does not have any inventory.

3.9.

No Undisclosed Liabilities. ePunk has no undisclosed Liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that were not fully reflected or reserved against in the Balance Sheet or the Interim Balance Sheet.

3.10.

Except for this Agreement, as of the date of this Agreement, ePunk is not a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) that is not filed in the Disclosure Letter.

3.11.

Taxes. To the Knowledge of ePunk, ePunk has filed or caused to be filed (on a timely basis) all Tax Returns that are or were required to be filed with by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to the Applicable Law of each Governmental Authority with taxing power over them or their assets. ePunk has paid, or made provision for the payment of, all Taxes that have or may become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by the Corporation. ePunk has not given nor has it been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of ePunk or for which ePunk may be liable. The charges, accruals and reserves with respect to Taxes on the respective books of ePunk are adequate (determined in accordance with GAAP). All Taxes that ePunk is or was required by Applicable Law to withhold or collect have been duly withheld or collected, and to the extent required, have been paid to the proper Governmental Authority or other Person, except where the failure to withhold, collect or pay could not have a Material Adverse Effect. All Tax Returns filed by (or which include on a consolidated basis) ePunk are true, correct and complete in all material respects. There is no tax sharing agreement that will require any payment by ePunk after the date of this Agreement.

3.12.

No Material Adverse Change. Since the date of the Balance Sheet, and other than is disclosed in this Agreement and the Disclosure Letter, there has not been any material adverse change in the business, operations, properties, prospects, assets or conditions of ePunk or any event, condition or contingency that is likely to result in such a material adverse change.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

3.13.

Benefit Plans. ePunk hereby represents that it does not have any employee benefit plan, pension, profit sharing, Section 401(k), thrift-savings, individual retirement account, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership (including, without limitation, payroll related employee stock ownership), severance pay, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare or vacation plans or arrangements of any kind nor any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as defined in Section 3 of ERISA), incentive compensation plan or fringe benefit or any combination of the foregoing established, maintained, sponsored, contributed to or otherwise participated in.

3.14.

Compliance with Applicable Laws.

a.

To the Knowledge of ePunk,  and at all times has been, in full compliance with all Applicable Laws, except where such failure to comply could not result in a Material Adverse Effect;

b.

No event has occurred , and no condition or circumstance exists, that might (with or without notice or lapse of time) constitute or result directly or indirectly in a violation by ePunk of, or a failure on the part of ePunk to comply with, any Applicable Law, except where such violation or failure could not result in a Material Adverse effect; and

c.

ePunk has not received any notice or other communication (whether oral or written) from any Governmental Authority or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any authorization by any Governmental Authority or (B) any actual, alleged, possible or potential revocation on the part of ePunk to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

3.15.

Legal Proceedings; Orders.

a.

There is no pending Proceeding:

(i)

That has been commenced by or against ePunk or that otherwise relates to or might affect the business of, or any of the assets owned or used by, ePunk; or

(ii)

That challenges, or that might have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

b.

To the Knowledge of ePunk, (1) no such Proceeding has been threatened and (2) no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

3.16.

Absence of Certain Changes and Events.

a.

Except as set forth in any of its SEC Reports, since December 6, 2013, ePunk has conducted its business only in the ordinary course of business and there has not been any:

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

(i)

Change in ePunk’s authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of ePunk; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by ePunk of any shares of any capital sock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(ii)

Amendment to ePunk’s certificate of incorporation, bylaws or other organizational documents;

(iii)

Payment or increase by ePunk of any bonuses, salaries, or other compensation to any director, officer, employee or stockholder (except to directors, officers, employees, or stockholders in the Ordinary Course of Business) or entry into any employment, severance, or similar Contract with any director, officer or employee;

(iv)

Adoption of, or increase in, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of ePunk;

(v)

Damage, destruction, or loss to any asset or property of ePunk, whether or not covered by insurance, affecting materially and adversely the properties, assets, business, financial condition, or prospects of ePunk, taken as a whole;

(vi)

Entry into, termination, or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by ePunk of at least $25,000;

(vii)

Sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of ePunk or mortgage, pledge, or imposition of any Lien on any material asset or property of ePunk, including, without limitation, the sale, lease or other disposition of any intellectual property of ePunk;

(viii)

Cancellation or waiver of any claims or rights with a value to ePunk in excess of $25,000;

(ix)

Conduct of business or entering into any transaction, other than in the ordinary course of business of ePunk;

(x)

Material change in the accounting methods followed by ePunk; and

(xi)

Agreement, whether or not in writing, to do any of the foregoing by ePunk.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

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BLINK TECHNOLOGIES INC

3.17.

Brokers and Finders. ePunk has incurred no obligation or liability, contingent or otherwise, for brokerage or finders’ fees or agents’ commissions or other like payment in connection with this Agreement and will indemnify and hold Blink Technologies harmless from any such payment alleged to be due by or through ePunk as a result the action of ePunk or its agents.

3.18.

Over-the-Counter Quotation. ePunk’s common stock is quoted on the Over-the-Counter Markets (Pink Sheets). There is no action or Legal Proceeding pending or, to ePunk’s Knowledge, threatened against ePunk by FINRA or any Governmental Authority with respect to any intention by such entities to prohibit or terminate the quotation of ePunk’s common stock on the OTC Markets.

3.19.

 Listing and Maintenance Requirements. ePunk ‘s common stock is registered pursuant to the 34 Exchange Act, and ePunk has taken no action designed to, or which is likely to have the effect of, terminating the registration of ePunk ‘s common stock under the 34 Act nor has ePunk received any notification that the SEC is contemplating terminating such registration. ePunk has not, in the 12 months preceding the date hereof, received notice from the OTC Markets to the effect that ePunk is not in compliance with the listing or maintenance requirements of the OTC markets. ePunk is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

3.20.

Application of Takeover Protections. ePunk and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the ePunk Articles (or similar charter documents) or the laws of Nevada that is or could become applicable as a result of the Merger, including without limitation as a result of the ePunk’s issuance of the ePunk common stock and Blink Technologies Shareholders’ ownership of ePunk common stock.

3.21.

Interested Party Transactions. Except as set forth in the ePunk SEC Reports filed prior to the date of this Agreement, and Disclosure Letter, no employee, officer, director or stockholder of ePunk or a member of his or her immediate family is indebted to ePunk nor is ePunk indebted (or committed to make loans or extend or guarantee credit) to any of them, other than reimbursement for reasonable expenses incurred on behalf of ePunk. To ePunk’s Knowledge, none of such individuals has any direct or indirect ownership interest in any Person with whom ePunk is affiliated or with whom ePunk has a material contractual relationship, or any Person that competes with ePunk, except that each employee, stockholder, officer or director of ePunk and their respective immediate families may own less than 5% of the outstanding stock in publicly traded companies that may compete with ePunk. To ePunk’s Knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with ePunk (other than such contracts as relate to any such individual ownership of capital stock or other securities of ePunk).

3.22.

Vote Required. The only vote required to approve the issuance of ePunk common stock in the Merger is the affirmative vote of the Board of Directors of ePunk.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

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BLINK TECHNOLOGIES INC

3.23.

Disclosure.

a.

No representation or warranty of ePunk contained in this Agreement or statement in the Disclosure Letter contains any untrue statement. No representation or warranty of ePunk contained in this Agreement or statement in the Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

b.

There is no fact known to ePunk which has specific application to ePunk (other than general economic or industry conditions) and which materially adversely affects or, so far it can reasonably foresee, material threatens, the assets, business, prospects, financial condition or results of operations of ePunk considered as a whole which has not been set forth in this Agreement or the Disclosure Letter.

c.

The disclosures of the Disclosure Letter, and those in any supplement thereto, shall related only to the representations and warranties in the Section of the Agreement to which they expressly relate and to no other representation or warranty in this Agreement.

d.

In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letter (other than an exception expressly set forth as such is in the Disclosure Letter in relation to a specifically identified representation or warranty), those in this Agreement shall control.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE
BLINK TECHNOLOGIES

As an inducement to ePunk to enter into this Agreement and to consummate the transactions provided for herein, Blink Technologies, represents and warrants to ePunk that except as set forth in the Disclosure Letter, the representations and warranties of Blink Technologies contained in this Article IV are true and correct and complete as of the date of this Agreement.

4.1.

Organization and Good Standing. Blink Technologies is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

a.

Authority; No Conflict. Blink Technologies has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered and will constitute, as the case may be, the legal, valid and binding obligation of the Blink Technologies Shareholders enforceable against the Blink Technologies Shareholders with its respective terms. Neither the execution and delivery of this Agreement by Blink Technologies Shareholders nor the consummation of transactions contemplated by this Agreement will: Violate or conflict with any provision of the certificate of incorporation, bylaws or other organizational documents of Blink Technologies;

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b.

Violate or conflict with any provision of any Applicable Law binding upon Blink Technologies except that which could not have a Material Adverse Effect on Blink Technologies; or

c.

Result in a breach of, or constitute a default under (or with notice of lapse of time or both result in breach of or constitute a default under) or otherwise give any Person the right to terminate, any Contract to which Blink Technologies is a party or by which it is bound, except that which could not have a Material Adverse Effect on Blink Technologies.

Neither Blink Technologies nor, to Blink Technologies Knowledge, any of the Blink Technologies Shareholders is required to give prior notice to, or obtain any consent of, any Person in connection with Blink Technologies execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.

4.2.

Investment Intent. To Blink Technologies Knowledge, Blink Technologies Shareholders are acquiring the ePunk Shares for their own account, and not with a view to their distribution within the meaning of Section 2.11 of the 33 Act.

4.3.

Capitalization. The authorized capital stock of Blink Technologies consists of (i) One Hundred Million (100,000,000) authorized shares of Common Stock, par value $0.001 per share, of which Seventy Five Million (75,000,000) shares are issued and outstanding on December 6, 2013, and no shares of Preferred Stock, are issued and outstanding. All of the outstanding shares of Blink Technologies Common and Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable. Blink Technologies has no shares of Blink Technologies Common or Preferred Stock reserved for or subject to issuance. Blink Technologies was not obligated to issue any shares of Blink Technologies Common Stock pursuant to any stock ownership plan, stock incentive plan, stock option plan or any other qualified retirement plan (the “Blink Technologies Stock Plans”). There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of Blink Technologies or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Blink Technologies, and no securities or obligation any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Blink Technologies on any matter.

4.4.

Reports; Financial Statements; Liabilities.

a.

Attached hereto as Schedule “A” are true and complete copies of Blink Technologies’  unaudited Balance Sheet as of [Date] and the related statements of income and retained earnings and changes of financial position for the year ended December 31, 2013 (collectively, the “Blink Technologies Financials”).

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b.

Blink Technologies Financials (i) have been prepared on a consistent basis and are based on the books and records of Blink Technologies in accordance with U.S. GAAP and present fairly the financial position, results of operations and statements of changes in Blink Technologies’ financial position as of the dates or the periods indicated, except that no notes have been provided; (ii) contain and reflect all necessary adjustments and accruals for a fair presentation of its financial position and the results of its operations for the periods covered by said financial statements; (iii) contain and reflect all adequate provisions for all reasonably anticipated Liabilities (including Taxes) with respect to the periods then ended and all prior periods; and (iv) with respect to Blink Technologies’ Contracts and commitments for the sale of goods or the provision of services to the Corporation, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

c.

To the best of the knowledge of Blink Technologies, there are no Liabilities of Blink Technologies other than: (i) any Liabilities accrued as Liabilities on Blink Technologies Balance Sheet; (ii) Liabilities incurred since the date of Blink Technologies Balance Sheet that do not, and could not, individually or in the aggregate have a Material Adverse Effect; and (iii) other Liabilities disclosed in this Agreement or in any schedules attached hereto.

4.5.

Absence of Certain Changes and Events.

a.

Since December 6, 2013, Blink Technologies has conducted its business only in the ordinary course of business and there has not been any:

(i)

Change in Blink Technologies’ authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of Blink Technologies; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement or other acquisition by Blink Technologies of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(ii)

Amendment to the certificate of incorporation, bylaws or other organizational documents of Blink Technologies;

(iii)

Payment or increase by Blink Technologies of any bonuses, salaries, or other compensation to any director, officer, employee, or stockholder (except to directors, officers, employees or stockholders in the ordinary course of business) or entry into any employment, severance or similar Contract with any director, officer or employee;

(iv)

Adoption of, or increase in, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of Blink Technologies;

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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(v)

Damage, destruction, or loss to any asset or property of Blink Technologies, whether or not covered by insurance, affecting materially and adversely the properties, assets, business, financial condition, or prospects of Blink Technologies, taken as a whole;

(vi)

Entry into, termination, or receipt of notice of termination of (a) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (b) any Contract or transaction involving a total remaining commitment by Blink Technologies of at least $25,000;

(vii)

Sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of Blink Technologies or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of Blink Technologies, including, without limitation , the sale, lease or other disposition of any intellectual property;

(viii)

Cancellation or waiver of any claims or rights with a value to Blink Technologies in excess of $25,000;

(ix)

Conduct of business or entering into any transaction, other than in the ordinary course of business of Blink Technologies;

(x)

Material change in the accounting methods followed by Blink Technologies; and

(xi)

Agreement, whether or not in writing, to do any of the foregoing by Blink Technologies.

4.6.

Legal Proceedings; Orders.

a.

There is no pending Proceeding:

(i)

That has been commenced by or against Blink Technologies or that otherwise relates to or might affect the business of, or any of the assets owned or used by, Blink Technologies; or

(ii)

That challenges, or that might have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreements.

(iii)

To the knowledge of Blink Technologies, (1) no such Proceeding has been threatened and (2) no event has occurred, and no condition or circumstance exists, that might give rise to or serve as a basis for the commencement of any such Proceeding.

4.7.

Material Contracts. All Blink Technologies Contracts are legal, valid and binding obligations of Blink Technologies and each other Person who is a party thereto, enforceable against Blink Technologies and each such Person in accordance with its terms, and none are subject to any material default thereunder.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

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4.8.

Blink Technologies Intellectual Property.

a.

Schedule “B” sets forth a complete and correct list of each patent, patent application and invention, trademark, trade name, trademark or trade name registration or application, copyright or copyright registration or application for copyright registration, and each license or licensing agreement, for any of the foregoing relating to Blink Technologies’ Business as conducted by it or held by it (“Blink Technologies Intellectual Property Rights”). Blink Technologies Intellectual Property Rights also include any trade secrets that are material to the conduct of Blink Technologies in the manner that it has heretofore been conducted.

b.

Blink Technologies has not during the three years preceding the date of this Agreement been a party to any proceeding, nor to the knowledge of it, is any proceeding threatened as to which there is a reasonable possibility of a determination adverse to Blink Technologies, involving a claim of infringement by any Person (including any Governmental Authority) of any Blink Technologies Intellectual Property Right that would result in a Material Adverse Effect. No Blink Technologies Intellectual Property Right to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Blink Technologies or restricting the licensing thereof by Blink Technologies to any Person, except where any such Blink Technologies Intellectual Property Rights and the conduct of its’ Business does not conflict with, infringe upon or violate any patent, patent license, patent application, trademark, trade name, trademark or trade name registration, copyright, copyright registration, service mark, brand mark or brand name or any pending application relating thereto, or any trade secret, know-how, programs or processes, or any similar rights, of any Person.

c.

To the knowledge of Blink Technologies, it either owns the entire right, title and interest in, to and under, or has acquired rights to use, any and all patents, trademarks, trade names, brand names and copyrights that are material to the conduct of Blink Technologies’ Business in the manner that Blink Technologies Business has heretofore, been conducted. The Blink Technologies Intellectual Property Rights are in full force and effect and have not been used or enforced or failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Blink Technologies Intellectual Property Rights. All registrations and filings necessary to preserve the rights of Blink Technologies in and to the Blink Technologies Property Rights have been made, except where the failure to make any such filing would not result in a Material Adverse Effect.

4.9.

Taxes. Blink Technologies has filed or will cause to be filed (on a timely basis) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to the Applicable Law of each Governmental Authority with taxing power over them or their assets. Blink Technologies has made available to ePunk copies of all such Tax Returns filed since fiscal year ended December 31, 2012. Blink Technologies has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns, or otherwise, or pursuant to any assessment received by Blink Technologies, except such Taxes, if any, as have been made known to ePunk by Blink Technologies in writing that are being

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in Blink Technologies’ Financials. The United States federal and state income and franchise Tax Returns of Blink Technologies subject to such Taxes have not been audited by the Internal Revenue Service or relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 3, 2012. Blink Technologies has not given nor has it been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Blink Technologies or for which it may be liable. The charges, accruals and reserves with respect to Taxes on the respective books of Blink Technologies are adequate (determined in accordance with GAAP). All Taxes that Blink Technologies is or was required by Applicable Law to withhold or collect would have been duly withheld or collected and, to the extent required, have been paid the proper Governmental Authority or other Person, except where the failure to withhold, collect or pay could not have a Material Adverse Effect. All Tax Returns filed by (or which include on a consolidated basis) Blink Technologies are true, correct and complete in all material respects. There is no tax sharing agreement that will require any payment by Blink Technologies after the date of this Agreement.

4.10.

Disclosure.

a.

No representation or warranty of Blink Technologies contained in this Agreement contains any untrue statement. No representation or warranty of Blink Technologies contained in this Agreement or statement in the Disclosure Letter omits to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

b.

There is no fact known to Blink Technologies which has specific application to Blink Technologies (other than general economic or industry conditions) and which materially adversely affects or, so far as it can reasonably foresee, materially threatens, the assets, business, prospects, financial condition or results of operations of Blink Technologies considered as a whole which has not been set forth in this Agreement or the Disclosure Letter.

ARTICLE V.
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BLINK TECHNOLOGIES

The Obligations of Blink Technologies to effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by the Blink Technologies in writing:

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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5.1.

Representation and Warranties True at the Closing Date. The representations and warranties of ePunk contained in this Agreement and Disclosure Letter (without giving effect to any updating or corrective information pursuant to Article VII or otherwise) shall have been true and correct in all material respects (except for those representations and warranties qualified as to materiality, which shall be true and correct in all respects) when made and as of the Closing Date, and ePunk shall have delivered to Blink Technologies a certificate, executed by ePunk’s Board of Directors and dated the Closing Date, to the foregoing effect.

5.2.

No Material Adverse Change. During the period from the date of the Interim Balance Sheet to the Closing Date, there shall not have been any material adverse change in the financial condition, results of operation, business or prospects of ePunk, individually or taken as a whole, nor any material loss or damage to its assets, whether or not insured, which materially affects the ability of ePunk to conduct its business. ePunk shall have delivered to Blink Technologies a certificate, executed by ePunk’s Board of Directors and dated the Closing Date, to the foregoing effect.

5.3.

ePunk’s Performance. ePunk shall have performed and complied with all covenants and agreements required by this Agreement and each other agreement entered into in connection herewith to be performed and complied with by ePunk on or before the Closing Date. At the Closing, ePunk’s Board of Directors shall have delivered to Blink Technologies a certificate, dated the Closing Date, to the foregoing effect.

5.4.

Distribution of Shares. ePunk shall have distributed the ePunk Shares to the Blink Technologies Shareholders, free and clear of all Encumbrances. No claim shall have been filed, made or threatened by any Person asserting that such Person is entitled to any part of the ePunk Shares. The Parties agree that Blink Technologies acquisition of ePunk Shares pursuant to the terms and conditions of this Agreement will not trigger any transfer taxes.

5.5.

No Prohibition of Transaction. No Proceeding or regulation or legislation shall have been instituted, threatened or proposed before, nor an order issued by, any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damage (a) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated hereby or (b) which, in the reasonable judgment of Blink Technologies, could have a Material Adverse Effect.

5.6.

Compliance with Law. There shall have been obtained any and all permits, approvals and consents of any Governmental Authority which counsel for Blink Technologies may reasonably deem necessary or appropriate so that consummation of the transactions contemplated hereby will be in compliance with Applicable Law.

5.7.

Documentation and Consents. ePunk shall have made all deliveries required to Article II of this Agreement. In addition, ePunk shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as Blink Technologies may reasonably request for the purposes of (a) enabling its counsel to provide the opinion required under this Agreement, (b) any covenants and agreements of ePunk, or the satisfaction of any conditions, all as contained or referred to in this Agreement or (c) effectuating or confirming the conveyance and transfer of the ePunk Shares to the Blink Technologies Shareholders.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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5.8.

Consents to Assignments. On or prior to the Closing Date, ePunk shall have furnished Blink Technologies with evidence of consents as ePunk shall know or Blink Technologies shall determine to be required to enable Blink Technologies to continue to enjoy the benefit of any Contract or authorization of any Governmental Authority to or of which ePunk is a party or a beneficiary and which can, by its terms (with consent) and consistent with Applicable Law, be so enjoyed after the transfer of the ePunk Shares to the Blink Technologies Shareholders.

5.9.

Resignations. Blink Technologies shall have received the resignation of Sean Clarke as Interim Chief Executive Officer of ePunk and the resignations of all other individuals who are officers or directors of ePunk immediately prior to the Closing that Blink Technologies deems appropriate and in such form as Blink Technologies may require and the ePunk Board of Directors will appoint the designees of Blink Technologies to the ePunk Board of Directors (subject to the filing of and provisions of Schedule 14f)

5.10.

ePunk’s Member Release. Blink Technologies shall have received a release in the form acceptable to Blink Technologies executed by each director and officer of ePunk and each holder of ten percent or more of ePunk’s outstanding capital stock (the “ePunk’s Release”).

5.11.

Due Diligence. Blink Technologies shall have been satisfied, in its sole and absolute discretion, with its due diligence investigation and review of the financial condition, business and operations of the Company.

5.12.

Records. Blink Technologies shall retain possession of all corporate, accounting, business and tax records of ePunk.

5.13.

Other Documents and Aspects of the Transaction. Blink Technologies shall have received such other documents, instruments, certificates and opinions as may be required by this Agreement or as may be reasonably requested by Blink Technologies.

5.14.

Actions Satisfactory. All certificates, opinions and other documents to be delivered by ePunk and all other matters to be accomplished prior to or at the Closing shall be satisfactory in the reasonable judgment of Blink Technologies and its counsel.

5.15.

Continued Listing. ePunk’s Common Stock shall continue to be eligible for trading on the Over-The-Counter Bulletin Markets (Pink Sheets).

ARTICLE VI
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EPUNK

The obligations of ePunk to the effect the transactions contemplated under this Agreement at the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in whole or in part by ePunk in writing:

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6.1.

Representations and Warranties True at the Closing Date. The representations and warranties of Blink Technologies contained in Article IV of this Agreement shall have been true and correct when made and as of the Closing Date.

6.2.

No Prohibition of Transaction. No Proceeding or regulation or legislation shall have been instituted, threatened or proposed before, nor any order issued by, any Governmental Authority to enjoin, restrain, prohibit or obtain substantial damage (a) in respect of, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement, or (b) which, in the reasonably judgment of ePunk, could have a Material Adverse Effect.

6.3.

Compliance with Laws. There shall have been obtained upon ePunk’s request any and all permits, approvals and consents of any Governmental Authority which counsel for ePunk may reasonably deem necessary or appropriate so that consummation of the transactions contemplated hereby will be in compliance with Applicable Law.

6.4.

Documentation and Consents. Blink Technologies shall have made all deliveries required pursuant to Article II of this Agreement. In addition, Blink Technologies shall have delivered all assignments, consents, approvals and other documents, certificates and instruments as ePunk may reasonably request for the purpose of (a) enabling its counsel to provide the opinion required under this Agreement, (b) evidencing the accuracy and completeness of any representations or warranties, the performance of any covenants and agreements of ePunk, or the satisfaction any conditions, all as contained or referred to in this Agreement or (c) effectuating or confirming the conveyance and transfer of Blink Technologies Shares to ePunk.

ARTICLE VII
COVENANTS OF EPUNK PRIOR TO CLOSING DATE

7.1

Access and Investigation. During the period from the date of this Agreement to the Closing Date, ePunk shall afford Blink Technologies and its representatives (including legal counsel, financial and other advisors, consultants and independent accountants) full and free access to ePunk’s personnel, properties, contracts, books and records and other documents and data, including tax returns , and shall furnish Blink Technologies with copies of all documents and with such additional financial and operating data and other information as Blink Technologies shall, from time to time, reasonably request for the purpose of enabling Blink Technologies to investigate the affairs of ePunk and the accuracy of the representations and warranties of ePunk made in this Agreement. During such investigation, Blink Technologies and its representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as it may deem advisable. The furnishing of such information to Blink Technologies any such investigation by Blink Technologies shall not affect Blink Technologies’ right to rely on any of the representations and warranties made in this Agreement.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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7.2

Operation of the Business of ePunk. During the period the date of this Agreement to the Closing Date, ePunk shall conduct its business only in the ordinary course and in a manner consistent with its past practices; use its best efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with it; confer with Blink Technologies concerning operational matters of material nature; and report periodically to Blink Technologies concerning the status of the business operations and finances of ePunk.

7.3

Negative Covenant. Except as otherwise expressly permitted by this Agreement, ePunk shall not, without the prior consent of Blink Technologies, take any action descried in Section 3.16 of this Agreement.

7.4

Notification. Between the date of this Agreement and the Closing Date, ePunk will promptly notify Blink Technologies in writing if ePunk becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by ePunk in this Agreement or if ePunk becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if such Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, ePunk shall deliver to Blink Technologies a Supplement to the Disclosure Letter specifying such change. Delivery of such Supplements shall be for information purposes only and shall not modify in any such respect any representation, warranty, covenant or condition contained herein. During the same period, ePunk will promptly notify Blink Technologies of the occurrence of any breach of any covenant of ePunk set forth in this Section 7 or of the occurrence of any event that may make the satisfaction of the conditions set forth in Section 5 impossible or unlikely.

7.5

No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 11.1, ePunk shall not, and shall cause ePunk not to, directly or indirectly solicit or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any potential buyer or buyers of the assets or stock of ePunk regardless of the structure of any such transaction.

7.6

Best Efforts. Between the date of this Agreement and the Closing Date, ePunk will use its Best Efforts to cause the conditions specified in Article V to be satisfied.

7.7

Other Actions. ePunk shall take such other action as may be reasonably required by the Blink Technologies Shareholders, Blink Technologies and counsel to Blink Technologies in connection with the transactions contemplated hereby or in order to facilitate such transactions and, without limiting the generality of the foregoing, ePunk shall file such reports with the Securities and Exchange Commission as may be required under the 33 Act or the 34 Act and make such other filings as may be requested by Blink Technologies in connection with the transactions contemplated hereby, including, without limitation, the filing of an information statement in accordance with Rule 14f-1 under the 34 Act.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

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ARTICLE VIII
COVENANTS OF BLINK TECHNOLOGIES PRIOR TO CLOSING DATE

8.1

Access and Investigation. During the period from the date of this Agreement to the Closing Date, Blink Technologies shall afford ePunk and its representatives (including legal counsel, financial and other advisors, consultants and independent accountants) full and free access to Blink Technologies’ personnel, properties, contracts, books and records and other documents and data, including tax returns and shall furnish ePunk with copies of all documents and with such additional financial and operating data and other information as ePunk shall, from time to time, reasonably request for the purpose of enabling ePunk to investigate the affairs of Blink Technologies and the accuracy of the representations and warranties of Blink Technologies made in this Agreement. During such investigation, ePunk and its representatives shall have the right to make copies of such contracts, books and records, tax returns and other documents and data as it may deem advisable. The furnishing of such information to ePunk any such investigation by ePunk shall not affect ePunk’s right to rely on any of the representations and warranties made in this Agreement.

8.2

Operation of the Business of Blink Technologies. During the period the date of this Agreement to the Closing Date, Blink Technologies shall conduct its business only in the ordinary course and in a manner consistent with its past practice; use its best efforts to preserve intact its current business organization, keep available the services of its current officers, employees and agents, and maintain its relations and good will with suppliers, customers, landlords, creditors, employees and agents and others having business relationships with it; confer with ePunk concerning operational matters of material nature; and report periodically to ePunk concerning the status of the business, operations and finances of Blink Technologies.

8.3

Negative Covenant. Except as otherwise expressly permitted by this Agreement, ePunk shall not, without the prior consent of Blink Technologies, take any action described in Section 4.5 of this Agreement.

8.4

Approvals of Governmental Authorities. Between the date of this Agreement and the Closing Date, Blink Technologies will use its best efforts, and will cooperate with ePunk in taking all steps necessary, promptly to (i) make any filing and (ii) obtain any consent, approval or authorization of any Governmental Authority, in each case required by Applicable Law to allow the consummation of this Agreement and the transactions contemplated hereby, provided that nothing herein shall require Blink Technologies to dispose of, or make any change in, any portion of its business or to incur any other burden in order to obtain any consent, approval or authorization.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

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8.5

Notification. Between the date of this Agreement and the Closing Date, Blink Technologies will promptly notify ePunk in writing if it becomes aware of any fact or condition which makes untrue any representation or breaches any warranty made by Blink Technologies in this Agreement or if it becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) make untrue any such representation or breach any such warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.

8.6

No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 11.1, Blink Technologies shall not, and shall cause Blink Technologies not to, solicit, or entertain offers from, negotiate with, or in any manner discuss, encourage, recommend or agree to any proposal of, any potential buyer or buyers of the assets or stock of Blink Technologies.

8.7

Best Efforts. Between the date of this Agreement and the Closing Date, Blink Technologies will use its best Efforts to cause the conditions specified in Article VI hereof to be satisfied.

ARTICLE IX
COVENANTS OF EPUNK AND
BLINK TECHNOLOGIES SUBSEQUENT TO THE CLOSING DATE

9.1

Further Assurances. ePunk will, upon the request of Blink Technologies from time to time after the Closing, execute and deliver, and use its best efforts to cause other Persons to execute and deliver, to Blink Technologies all such further documents and instruments, and will do or use their best efforts to cause to be done such other acts, as Blink Technologies may reasonably request more completely to consummate and make effective the Contemplated Transactions.

9.2

SEC Reports. On and after the Closing Date, ePunk shall timely file, or cause to be timely filed, with the SEC, such reports and/or statements required to be filed by it in connection with the consummation of the Contemplated Transactions.

ARTICLE X
MUTUAL COVENANTS

10.1.

Expenses. Except as expressly otherwise provided herein, each party of this Agreement shall bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants. In the case of termination of this Agreement, the obligation of each party to pay its own expense shall be subject to any rights of such party arising from a breach of this Agreement by another party.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

10.2.

Public Announcements. Any public announcement or similar publicity, including any reports or statements required to be filed with the SEC with respect to this Agreement or the transactions contemplated hereby shall be issued, if at all, at such time and in such manner as Blink Technologies and ePunk shall mutually determine; provided that the parties agree that (i) a press release announcing the signing of this Agreement shall be issued and filed by ePunk and Blink Technologies within 24 hours of execution of this Agreement by Blink Technologies and ePunk and (ii) a Form 8-K shall be filed by each of the Blink Technologies and the Company and a Schedule 13D, as deemed necessary to comply with Rule 13d-1 promulgated under the 34 Act, shall be filed by each of Blink Technologies and each Blink Technologies Shareholder, within the time frames provided under the applicable rules and regulation of the Securities and Exchange Commission. Unless consented to by Blink Technologies in advance or required by Applicable Law, prior to the Closing, ePunk shall keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any Person. ePunk and Blink Technologies will consult each other concerning the means by which Blink Technologies’ employees, customers and suppliers and others having dealings with Blink Technologies will be informed of the transactions contemplated by this Agreement, and Blink Technologies shall have the right to be present for any such communication.

10.3.

Confidentiality. Between the date of this Agreement and the Closing date, each party will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of one another any written, oral or other information obtained in confidence in connection with this Agreement or the transactions contemplated by this Agreement unless such information is already known to some third party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement or unless the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as may reasonably be requested. Whether or not the Closing takes place, Blink Technologies waives any cause of action, right or claim arising out of the access of ePunk or its representatives to any trade secrets or other confidential information of ePunk except for the intentional competitive misuse by ePunk of such trade secrets or confidential information.

ARTICLE XI
TERMINATION

11.1

Termination Events. Subject to the provisions of Section 11.2 , this Agreement may, by written notice given at or prior to the Closing in the manner hereinafter provided, be terminated:

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

a.

By either the Blink Technologies or ePunk if a default or breach shall be made by the other party hereto with respect to the due and timely performance of any of its covenants and agreements contained herein, or with respect to the due compliance with any of its representations, warranties or covenants, and such default cannot be cured and has not been waived;

b.

(i)

By Blink Technologies  if all of the conditions set forth in Article V shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of the Blink Technologies Shareholders to fully comply with their obligations hereunder, and shall not have been waived by Blink Technologies or before such date; or

(ii)

By ePunk, if all of the conditions set forth in Article VI shall not have been satisfied at the time the Closing would otherwise occur or if satisfaction of such a condition is or becomes impossible, other than through failure of ePunk to fully comply with its obligations hereunder, and shall not have been waived by ePunk on or before such date;

c.

By mutual consent of Blink Technologies and ePunk; or

d.

By either Blink Technologies or ePunk if the Closing shall not have occurred, other than through failure of any such party to fulfill its obligations hereunder, on or before 45 days from the date this Agreement is executed or such later date as may be agreed upon in writing by the parties. Each party’s right of termination hereunder is in addition to any other rights it may have hereunder or otherwise and the exercise of a right of termination shall not be an election of remedies.

11.2

Effect of Termination. In the event this Agreement is terminated pursuant to Section 11.1, all further obligations of the parties hereunder shall terminate, except that the obligations set forth in Sections 10.1 and 10.3 shall survive; provided that, if this Agreement is so terminated by a party because one or more of the conditions to such party’s obligations hereunder is not satisfied as a result of the other party’s willful failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies for breach of contract or otherwise, including, without limitation, damages relating thereto, shall also survive such termination unimpaired.

ARTICLE XII

DESCRIPTION OF TRANSACTION

12.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing Date, Blink Technologies shall be merged with and into the ePunk. By virtue of the Merger, at the Closing Date, the separate existence of the Company shall cease and the EPunk shall continue as the surviving corporation in the Merger (the “Surviving Corporation”).

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

12.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Nevada Revised Statutes (“NRS”).

12.3 Closing; Closing Date of the Merger.

a.    The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of ePunk and Blink Technologies, respectively, unless another place, time location is agreed to by the parties hereto.

b.    Subject to the provisions of this Agreement, in order to effect the Merger, a certificate of merger satisfying the applicable requirements of the NRS shall be duly executed by Blink Technologies and ePunk and filed with the Secretary of State of the State of Nevada. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of Nevada or at such later time as may be designated by the Parties and specified in such certificate of merger.

12.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Blink Technologies prior to the Closing Date:

a.    the Certificate of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Closing Date to conform to the Blink Technologies of Incorporation; and

b.    the Bylaws of the Surviving Corporation shall be amended and restated as of the Closing Date to conform to the Bylaws of Blink Technologies as in effect immediately prior to the Closing Date.

12.5 Conversion of Shares

a.    At the Closing Date, by virtue of the Merger and without any further action on the part of ePunk or Blink Technologies,  each share of Blink Technologies common stock outstanding immediately prior to the Closing Date shall be converted such that the holders of the aggregate Seventy Five Million (75,000,000) shares of Blink Technologies common stock issued and outstanding will receive, pro rata, Twenty Four Million (24,000,000) shares of ePunk common stock and the current holders of ePunk common stock shall retain Nineteen Million Nine Hundred and Fifty Thousand Six Hundred and Two (19,950,602) shares of ePunk common stock  (“Merger Consideration”),

b.    If, during the period from the date of this Agreement through the Closing Date, the outstanding shares of ePunk Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by ePunk during such period, or a record date with respect to any such event shall occur during such period, then appropriate adjustments shall be made herein.

c.     No fractional shares of ePunk Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

12.6 Closing of the Blink Technologies’ Transfer Books. At the Closing Date: (a) all shares of Blink Technologies common stock outstanding immediately prior to the Closing Date shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Blink Technologies common stock that were outstanding immediately prior to the Closing Date shall cease to have any rights as stockholders of Blink Technologies; and (b) the stock transfer books of Blink Technologies shall be closed with respect to all shares of Blink Technologies common stock outstanding immediately prior to the Closing Date. No further transfer of any such shares of Blink Technologies common stock shall be made on such stock transfer books after the Closing Date. If, after the Closing Date, a valid certificate previously representing any shares of Blink Technologies common stock outstanding immediately prior to the Closing Date (a “Blink Technologies stock Certificate”) is presented to the Surviving Subsidiary Corporation, such Blink Technologies stock Certificate shall be canceled and shall be exchanged as provided herein.

12.7 Exchange of Certificates.

a.    Prior to the Closing Date, ePunk shall select a reputable attorney, transfer agent, bank or trust company reasonably acceptable to Blink Technologies to act as payment and exchange agent in the Merger (the “Exchange Agent”). ePunk shall deposit with the Exchange Agent certificates representing the shares of ePunk common stock issuable pursuant to the provisions herein. The shares of ePunk common stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares of ePunk common stock, are referred to collectively as the “Exchange Fund.”

b.    As promptly as practicable, the Exchange Agent will mail to the Persons who were record holders of Blink Technologies  stock Certificates immediately prior to the Closing Date: (i) a letter of transmittal in customary form and containing such provisions as EPunk may reasonably specify (including a provision confirming that delivery of Blink Technologies  stock Certificates shall be effected, and risk of loss and title to Blink Technologies  stock Certificates shall pass, only upon delivery of such Blink Technologies  stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Blink Technologies  Stock Certificates in exchange for certificates representing ePunk common stock. Upon surrender of a Blink Technologies  stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or ePunk: (A) the holder of such Blink Technologies stock Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of EPunk common stock that such holder has the right to receive pursuant to the provisions of herein; and (B) the Blink Technologies  stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section, each Blink Technologies stock Certificate shall be deemed, from and after the Closing Date, to represent only the right to receive shares of ePunk common stock pursuant to the provisions herein. If any Blink Technologies stock Certificate shall have been lost, stolen or destroyed, ePunk may, in its discretion and as a condition to the issuance

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

of any certificate representing ePunk Common Stock, require the owner of such lost, stolen or destroyed Blink Technologies stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as ePunk may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent with respect to such Blink Technologies stock Certificate.

c.    No dividends or other distributions declared or made with respect to ePunk Common Stock with a record date after the Closing Date shall be paid or otherwise delivered to the holder of any unsurrendered Blink Technologies  stock Certificate with respect to the shares of ePunk Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Blink Technologies stock Certificate in accordance with this Section  (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

 d.   Any portion of the Exchange Fund that remains undistributed to holders of Blink Technologies stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to ePunk upon demand, and any holders of Blink Technologies stock Certificates who have not theretofore surrendered their Blink Technologies stock Certificates in accordance with this Section shall thereafter look only to ePunk for satisfaction of their claims for shares of ePunk Common Stock pursuant to the provisions herein and any dividends or distributions with respect to shares of ePunk Common Stock.

e.    Each of the Exchange Agent and ePunk shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Blink Technologies common stock such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

f.    The Surviving Corporation shall not be liable to any holder or former holder of Blink Technologies common stock or to any other Person with respect to any shares of ePunk common stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar Legal Requirement.

12.8 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a “reorganization” within the meaning of Section 368 of the Code, and the parties will report the Merger as such for federal, state and local income tax purposes. None of the Parties will knowingly take any action, or fail to take any action, which action or failure to act would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code or the Treasury Regulations promulgated thereunder. The parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

ARTICLE XIII
MISCELLENEOUS

13.1

Survival. The representations and warranties of the parties contained herein shall not survive the Closing. The agreements contained in this Agreement that are applicable to the period following the Closing shall survive the Closing.

13.2 Notices. Notices, requests, instructions or other documents to be in given under this Agreements shall be in writing and shall be deemed given and received, (i) when sent if sent by facsimile, provided that the fax is promptly confirmed by telephone confirmation thereof, (ii) when delivered, if delivered personally to the intended recipient, and (iii) one Business Day later, if sent by overnight delivery via a national courier service, and in each case, addressed to a party at the following address for such party:

If to ePunk:

5536 S. Ft. Apache #102,

Las Vegas, NV 89148

Attention: Sean Clarke
Facsimile:

If to Blink Technologies:

BLINK TECHNOLOGIES, INC.

744 San Antonio Road - Suite 5
Palo Alto CA 94303|
517-775-9303

Attention:
Facsimile:

Or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

13.3 Governing Law and Venue; Waiver of Jury Trial.

a.

THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the Federal courts of the United States of America and the state courts located in Nevada in respect of the interpretation and enforcement of the provisions of this Agreement and of the

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Federal or state court.

b.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHCH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.3.

c.

Further Assurances. The parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party hereto may at any time reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

d.

Waiver. The right and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay on the part of any party in exercising any right, power or privilege under this Agreement or the documents referred to herein shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to herein can be discharged by one party hereto, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party hereto; (ii) no waiver which may be given by a party hereto shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one party hereto shall be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to herein.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

13.4 Entire Agreement and Modification. This Agreement supersedes all prior agreements among the parties with respect to its subject matter (including, but not limited to, any letter of intent) among Blink Technologies and ePunk and is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto. This Agreement may not be changed or terminated, except by a written agreement executed by Blink Technologies and ePunk; provided, however, that after any such adoption of this Agreement by the Blink Technologies Shareholders, no amendment shall be made which by law requires further approval of the Blink Technologies Shareholders without the further approval of such stockholders.

13.5Assignments, Successors and No Third-Party Rights. This Agreement shall apply to and be binding in all respects upon, and shall inure to the benefit of, the successors, and assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement, their successors and assigns, and for the benefit of no other Person.

13.6 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

13.7

Section Headings, Construction. The headings of Sections contained in this Agreement are provided for convenience only. They form no part of this Agreement and shall not affect its construction or interpretation. All references to Sections in this Agreement refer to the corresponding Sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. Unless otherwise specifically noted, the words “herein,” “hereof,” “hereby,” “hereinabove,” “hereinbelow,” “hereunder,” and words of similar import, refer to this Agreement as a whole and not to any particular Section, subsection, paragraph, clause or other subdivision hereof.

13.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in Person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in Person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

CORPORATION:

EPUNK INC.

By: /s/ Sean Clarke
Name: Sean Clarke
Title: Interim CEO

BLINK TECHNOLOGIES SHAREHOLDERS

By: /s/ Dean Miller
Name: Dean Miller
Title: CEO

By: _______________
Name:
Title:

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

SCHEDULE A
BLINK TECHNOLOGIES FINANCIAL STATEMENTS
As of December 31, 2014 (Unaudited)

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

SCHEDULE B
EPUNK DEBT AND ACCOUNTS PAYABLE
As of the Closing Date

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

SCHEDULE C (i-ii)
OFFICER’S CERTIFICATE(S)

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

SCHEDULE D
DISCLOSURE LETTER

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

SCHEDULE E
EPUNK SHAREHOLDER LIST
As of January 14, 2014

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

SCHEDULE F
RESIGNATION LETTER

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC

RELEASE

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

EPUNK INC.

AND

BLINK TECHNOLOGIES INC